EXHIBIT 23.1



                       Consent of Independent Accountants

         We consent to the incorporation by reference in the Registration Statement on Form S-3 of Featherlite, Inc. of our report dated February 2, 1998, on the consolidated financial statements of Featherlite, Inc., which report appears in the Annual Report on Form 10-K for the year ended December 31, 1997.



                                                /s/ McGladrey & Pullen, LLP






Rochester, Minnesota
October 13, 1998